ARMOUR RESIDENTIAL REIT, Inc. Company Update April 20, 2016

PLEASE READ: Important Regulatory and Yield Estimate Risk Disclosures 2 Certain statements made in this presentation regarding ARMOUR Residential REIT, Inc. (“ARMOUR” or the “Company”), and any other statements regarding ARMOUR’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. Forward-looking statements include but are not limited to statements regarding the projections for ARMOUR’s business and plans for future growth and operational improvements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements. ARMOUR assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This material is for information purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation for any securities or financial instruments. The statements, information and estimates contained herein are based on information that the presenter believes to be reliable as of today's date, but cannot be represented that such statements, information or estimates are complete or accurate. Actual realized yields, durations and net durations described herein will depend on a number of factors that cannot be predicted with certainty. Estimated yields do not reflect any of the costs of operation of ARMOUR. THE INFORMATION PRESENTED HEREIN IS UNAUDITED AND UNREVIEWED.

Commentary 3 Based on ARMOUR’s interest in acquiring JAVELIN Mortgage Investment Corp., ARMOUR elected not to publish the Monthly Company Update during February and March 2016. ARMOUR’s acquisition of JAVELIN was completed on April 6, 2016. With today’s Monthly Company Update, ARMOUR resumes its custom of publishing Monthly Company Updates. Future editions and the timing of the Updates may take on a different form as ARMOUR continues to evaluate the best way to deliver useful information to our shareholders, equity analysts and credit officers.

ARMOUR Monthly Metrics

Report Date [1]	1/26/2016	4/20/2016
Common Stock Price	$18.51	$21.87
Estimated Book Value Range[2]	$26.62-$26.94	$24.84-$25.16
Common Shares Outstanding	36,760,555	36,748,987
Preferred A Shares Outstanding	2,180,572	2,180,572
Preferred B Shares Outstanding	5,650,000	5,650,000
Asset Balance Sheet Duration	4.34	3.64
Hedge Balance Sheet Duration	-4.46	-3.09
Net Balance Sheet Duration	-0.12	0.56
Leverage[3]	8.2	9.0
Rates DV01	-150,000	622,400
Spread DV01	6,262,000	5,461,000
FNCL 3.5 Price	104.03	104.78
FNCI 3.0 Price	103.72	104.41
10 Yr Treasury Yield	2.05%	1.77%
5 Year OIS Swap Rate	1.14%	0.89%
10 Year OIS Swap Rate	1.62%	1.29%

Quarter	Asset Yield	Cost of Funds	Net Interest Margin
Q1 2014	3.20	1.37	1.82
Q2 2014	2.85	1.40	1.46
Q3 2014	2.68	1.25	1.43
Q4 2014	2.71	1.44	1.27
Q1 2015	2.72	1.52	1.20
Q2 2015	2.61	1.24	1.36
Q3 2015	2.56	1.12	1.44
Q4 2015	2.70	1.13	1.58

(1) Some of the data may be based on information preceding the date of the report (i.e., closing prices).
(2) A portion of the dividend payable has been subtracted from the book value range based on accrual throughout the month.
(3) Leverage does not include TBA dollar rolls or forward settling transactions. Leverage is based on the most recent 10Q/10K at the time of the 1/26/16 report and is based on current equity for the 4/19/16 report.

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ARMOUR Capitalization, Dividend Policy, Transparency and Manager • Portfolio and liability details are updated monthly at www.armourreit.com. • Premium amortization is expensed monthly as it occurs. No yield smoothing.(2) • Hedge positions are marked-to-market daily (GAAP/Tax differences). • Non-Executive Board Chairman and separate Lead Independent Director. Transparency and Governance 5 ARMOUR REIT Manager • ARMOUR REIT is externally managed by ARMOUR Capital Management LP. Common Stock Dividend Policy Capitalization • 36,748,987 shares of common stock outstanding (NYSE: “ARR”).(1) • 2,180,572 shares of Series A Preferred Stock outstanding (NYSE: “ARR PrA”). • 5,650,000 shares of Series B Preferred Stock outstanding (NYSE: “ARR PrB”). • Estimated book value of common stock of $918.7million. • Preferred stock par value of $195.8 million • ARMOUR pays common stock dividends monthly. • Dividends are announced based on estimates of core REIT income. Information as of 4/19/2016. (1) Share count data is as of 4/19/2016 close. (2) Due to the prepayment lockout feature of our Agency multifamily securities, premium is amortized using a level yield methodology.

ARMOUR Balance Sheet Targets ARMOUR invests in mortgage securities. Current equity allocation is: • 80% of equity in Agency securities. • 20% of equity in Non-Agency securities. Net balance sheet weighted average duration target of 1.5 or less. • 3.64 gross asset duration. • -3.09 hedge duration. • 0.56 net balance sheet duration. Hedge a minimum of 40% of assets and funding rate risk. • $6.7 billion in hedges (swaps). • 58.7% of assets hedged (49.6% with current paying swaps). • 67.0% of repurchase agreements hedged (56.6% with current paying swaps). Hold 40% of unlevered equity in cash between prepayment periods. • $449.8 million in total liquidity. • $199.7 million in true cash. • $114.3 million in unlevered securities. • $135.8 million in short term Agency P&I. Debt to equity target of 8x - 9x. • $10.1 billion in net REPO borrowings. • 9.0x estimated shareholder’s equity as of 4/19/16 6 Assets Duration Hedging Liquidity Leverage Information as of 4/19/2016.

ARMOUR Portfolio Strategy and Investment Methodology

Management has a focused and disciplined approach to evaluating assets for inclusion in the ARMOUR portfolio. ARMOUR employs a strong bias toward a 'buy and hold' strategy rather than a 'trading' strategy. ARMOUR will strategically sell assets when it believes market conditions warrant.

Non-Agency Structure Analysis

- Seniority, subordination model.
- Model completeness and accuracy.
- Litigation and policy risks.

Agency & Non-Agency Class Analysis

- Prepayment history.
- Prepayment expectations.
- Premium/discount.
- Liquidity.

Agency & Non-Agency Loan Analysis

- Original and current loan balance.
- Year of origination.
- Originating company, third-party originators.
- Loan seasoning.
- Principal amortization schedule.
- Original loan-to-value ratio.
- Geography.
- 89.1% of our 15yr MBS are between 85k – 175k loan balances.

Agency Pool Analysis

- Only "pass-through" securities. No CMO's.
- Prepayment history and expectations.
- Premium over par.
- Hedgability.
- Liquidity.
- Diversify broadly to limit idiosyncratic pool risk.

ARMOUR RESIDENTIAL REIT

Information as of 4/19/2016.

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ARMOUR Agency & Non-Agency Portfolio

Total Agency Securities	Percent of Portfolio	Current Value (millions)	Weighted Average Purchase Price	Weighted Average Current Market Price	Weighted Average Net/Gross	Estimated Effective Duration Using Current Values
ARMs & Hybrids	0.84%	$ 96.0	104.7%	104.1%	2.52/3.09	0.98
Agency Multifamily Ballooning in 120 Months or Less	14.61%	$ 1,677.1	102.7%	106.4%	3.19/4.33	6.93
Fixed Rates Maturing Between 0 and 120 Months	2.02%	$ 231.8	104.8%	106.1%	3.82/4.20	2.27
Fixed Rates Maturing Between 121 and 180 Months	31.25%	$ 3,588.6	104.7%	106.2%	3.35/3.86	3.27
Fixed Rates Maturing Between 181 and 240 Months	25.55%	$ 2,934.5	106.5%	107.0%	3.79/4.27	2.57
Fixed Rates Maturing Between 241 and 300 Months	0.15%	$ 17.7	109.0%	109.3%	4.50/4.88	2.76
Fixed Rates Maturing Between 301 and 360 Months	10.58%	$ 1,214.8	106.0%	107.0%	3.87/4.36	3.80
TBA	8.90%	$ 1,022.5	102.3%	102.2%	3.00/3.77	3.49
Total or Weighted Average	**93.9%**	**$ 10,782.8**	**104.8%**	**106.1%**	**3.48/4.09**	**3.69**

Total Non-Agency Securities	Percent of Portfolio	Current Value (millions)	Weighted Average Purchase Price	Weighted Average Current Market Price	Weighted Average Net/Gross	Estimated Effective Duration Using Current Values
Legacy Prime Fixed	0.20%	$ 22.7	81.5%	81.4%	6.03/5.34	0.00
Legacy Prime Hybrid	0.12%	$ 13.6	87.1%	87.3%	2.47/2.90	0.53
Legacy Alt-A Fixed	0.59%	$ 68.0	79.8%	79.8%	5.86/5.14	0.00
Legacy Alt-A Hybrid	0.06%	$ 6.4	81.0%	81.3%	2.79/3.06	0.00
New Issue Prime Fixed	0.10%	$ 11.2	97.1%	97.1%	3.67/3.95	5.00
Credit Risk Transfer	4.10%	$ 471.1	96.7%	98.9%	4.92/4.03	0.00
NPL/RPLs	0.93%	$ 107.3	99.0%	99.2%	3.74/4.67	0.32
Total or Weighted Average	**6.1%**	**$ 700.3**	**94.6%**	**96.1%**	**4.78/4.24**	**0.14**

Information as of 4/19/2016. Portfolio value is based on independent third-party pricing. Information includes estimates of the effect of forward settling trades. Some totals may not foot due to rounding.

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ARMOUR Balance Sheet Hedge Metrics 9 (1) The duration contribution to the balance sheet is based on effective duration and market value. Information and pricing as of 4/19/16. Some totals may not foot due to rounding. Agency Assets 3.63 Non-Agency Legacy Assets 0.01 Interest Rate Swaps -3.09 Net Balance Sheet 0.56 Total Duration Contribution to Balance Sheet Agency & Non-Agency Assets 11,483.2$ 49.6% 58.7% REPO Balance 10,066.8$ 56.6% 67.0% Repo Amount (millions) Current Hedge % (Current Paying) Total Hedge % (All Hedges)

ARMOUR Hedge Portfolio 10 Information as of 4/19/2016. Some totals may not foot due to rounding. Current Pay Remaining Term Weighted Average Remaining Term (Months) Notional Amount (millions) Weighted Average Rate Interest Rate Swap 0-12 Months 0 -$ 0.00 Interest Rate Swap 13-24 Months 19 700.0$ 0.78 Interest Rate Swap 25-36 Months 26 50.0$ 0.92 Interest Rate Swap 37-48 Months 44 2,410.0$ 1.48 Interest Rate Swap 49-60 Months 0 -$ 0.00 Interest Rate Swap 61-72 Months 69 275.0$ 2.04 Interest Rate Swap 73-84 Months 82 1,375.0$ 2.11 Interest Rate Swap 85-96 Months 87 85.0$ 2.02 Interest Rate Swap 97-108 Months 0 -$ 0.00 Interest Rate Swap 109-120 Months 119 800.0$ 2.25 Total or Weighted Average 62 $ 5,695.0 1.68 Forward Starting Weighted Average Months to Start Weighted Average Underlying Term (Months) Notional Amount (millions) Weighted Average Rate Interest Rate Swap 1 45 700.0$ 1.63 Interest Rate Swap 2 120 250.0$ 2.50 Interest Rate Swap 3 60 100.0$ 1.95 Total or Weighted Average 1 64 $ 1,050.0 1.87

ARMOUR Portfolio Constant Prepayment Rates (“CPR”) 11 ARMOUR expenses premium amortization monthly as it occurs. Constant Prepayment Rate (“CPR”) is the annualized equivalent of single monthly mortality (“SMM”). CPR attempts to predict the percentage of principal that will prepay over the next twelve months based on historical principal pay downs. CPR is reported on the 4th business day of the month for the previous month's prepayment activity.

ARMOUR REPO Composition

REPO Counter-Party[1]	Principal Borrowed (millions)	Percentage of REPO Positions with ARMOUR	Weighted Average Original Term in Days	Weighted Average Remaining Term in Days	Longest Remaining Term in Days
1 Mitsubishi UFJ Securities (USA), Inc.	$ 1,045.5	10.4%	52	27	59
2 Wells Fargo Securities	$ 722.9	7.2%	30	26	29
3 The Bank of Nova Scotia	$ 699.2	6.9%	64	20	29
4 ICBC Financial Services LLC	$ 624.2	6.2%	45	32	59
5 Morgan Stanley & Co. LLC	$ 609.4	6.1%	47	37	48
6 E D & F Man Capital Markets Inc.	$ 533.8	5.3%	44	29	52
7 Daiwa Securities America Inc.	$ 511.3	5.1%	53	22	29
8 ING Financial Markets LLC	$ 433.1	4.3%	30	13	20
9 J.P. Morgan Securities LLC	$ 428.5	4.3%	59	24	37
10 KGS-Alpha Capital Markets, L.P.	$ 402.8	4.0%	41	34	56
11 Societe Generale	$ 392.4	3.9%	31	20	27
12 ABN AMRO Bank N.V.	$ 321.9	3.2%	45	18	35
13 Royal Bank of Canada	$ 309.7	3.1%	39	21	83
14 Merrill Lynch, Pierce, Fenner & Smith Inc.	$ 306.3	3.0%	32	15	38
15 Citibank, N.A. (2)	$ 300.0	3.0%	366	202	211
16 Federal Home Loan Bank of Cincinnati	$ 299.9	3.0%	1	1	1
17 BNP Paribas Securities Corp.	$ 279.9	2.8%	59	51	52
18 Citigroup Global Markets Inc.	$ 259.0	2.6%	58	40	69
19 The Bank of New York Mellon	$ 250.0	2.5%	364	157	157
20 South Street Securities LLC	$ 248.6	2.5%	31	9	9
21 Mizuho Securities USA Inc.	$ 231.7	2.3%	30	27	31
22 Nomura Securities International, Inc.	$ 206.8	2.1%	60	47	55
23 Natixis Financial Products LLC	$ 197.8	2.0%	74	32	45
24 Guggenheim Securities, LLC	$ 169.2	1.7%	55	28	28
25 Federal Home Loan Bank of Des Moines	$ 100.0	1.0%	366	229	229
26 Wells Fargo Bank, N.A.	$ 58.3	0.6%	30	12	23
27 UBS Securities LLC	$ 50.0	0.5%	927	224	370
28 Deutsche Bank Securities Inc.	$ 35.6	0.4%	29	23	23
29 Credit Suisse Securities (USA) LLC	$ 32.6	0.3%	84	25	62
30 Barclays Capital Inc.	$ 6.7	0.1%	90	20	20
Total or Weighted Average	**$ 10,066.8**	**100.0%**	**70**	**37**	

Weighted Average Repo Rate	0.74%
Weighted Average Haircut	5.97%

(1) ARMOUR has 38 lending counterparties.

Information as of 4/19/2016.
Some totals may not foot due to rounding.

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13 www.armourreit.com ARMOUR Residential REIT, Inc. 3001 Ocean Drive Suite 201 Vero Beach, FL 32963 772-617-4340